SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2006

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 13, 2006, the Board of Directors of Micronetics, Inc. (“Micronetics”) voted to amend and restate in their entirety the By-Laws of Micronetics (the “Prior By-Laws”). The purpose of the adoption of the amended and restated bylaws (the “Amended By-Laws”) was to update the Prior By-Laws to (i) reflect several historical changes to the Delaware General Corporation Law, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and (ii) include other provisions typical for publicly traded companies. The Amended By-Laws were effective immediately upon adoption by the Board of Directors. The following is a summary of the changes to the Prior By-Laws as reflected in the Amended By-Laws attached as Exhibit 3.2.

Nomination of Directors by Shareholders

The Amended By-Laws provide that the shareholders of Micronetics may nominate individuals for election to the Micronetics Board of Directors so long as the shareholders provide timely notice of such nomination, supply certain required information and follow specific enumerated procedures described in the Amended By-Laws. The Prior By-Laws did not permit shareholders to nominate individuals for election to the Board.

Shareholder Proposals

The Amended By-Laws provide for the specific process by which shareholders of Micronetics are permitted to bring business before the annual meeting of shareholders. The Amended By-Laws provide for the relevant notice and procedural requirements in connection with such shareholder proposals as well as the circumstances in which a shareholder may include such proposals in Micronetics’ proxy solicitation materials, all in accordance with Rule 14a-8 of the proxy rules promulgated under the Securities Exchange Act of 1934. The Prior By-Laws did not contain any language with respect to such shareholder proposals.

Action by Written Consent of Shareholders

The Amended By-Laws explicitly prohibit shareholders from acting by written consent. The Prior By-Laws permitted action by the written consent of a majority in interest of the outstanding capital stock of Micronetics, in accordance with the provisions of Delaware General Corporation Law.

Board Composition/Vacancies

The Amended By-Laws provide that the Board of Directors of Micronetics shall have no less than one and no more than fifteen (15) members. The Prior By-Laws provided for a minimum of three board members and a maximum of six board members. The Prior By-Laws were also amended to clarify the process by which the Board of Directors of Micronetics may fill any vacancies on the Board.

Conduct of Meetings

The Amended By-Laws describe in more specific detail than the Prior By-Laws, the procedures for the conduct of business at meetings of shareholders and directors.

Meetings of the Board of Directors

Amended By-Laws provide that a special meeting of the Board of Directors may be called by the Chief Executive Officer, secretary or on the written request of two or more directors. The Prior By-Laws permitted only the President to call a special meeting of the Board.

Duties of Executive Officers

The Amended By-Laws provide additional detail regarding the specific duties of the executive officers of Micronetics, including a new description of the duties of the Chairman of the Board of Directors.

Notice by Electronic Means; Remote Communications

Unlike the Prior By-Laws, the Amended By-Laws provide that notice to directors or shareholders of Micronetics required by law, the certificate of incorporation or by-laws may be given by electronic transmission in accordance with the Delaware General Corporation Law. The Amended By-Laws also expand upon the instances in which remote communications (telephone and similar means of communication) may be used.

Indemnification

The Amended By-Laws expand upon the indemnification of directors, officers or qualified agents of Micronetics otherwise provided for in Micronetics Certificate of Incorporation, which provides for indemnification to the fullest extent provided by law. For example, the Amended By-Laws provide for the advancement of expenses in connection with defending any such claims.

General

The Amended By-Laws also contain a number of technical amendments to the Prior By-Laws designed to update and clarify the provisions of the Prior By-Laws.

The foregoing description of the changes reflected in the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of such Amended By-Laws, which is incorporated herein by reference to Exhibit 3.2 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.2	Amended and Restated By-Laws of Micronetics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	\s\ Diane Bourque
Diane Bourque
Chief Financial Officer

Date: March 17, 2006